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                                                                    EXHIBIT 10.1


                              REVOLVING CREDIT NOTE

November 1, 2002                                                  $10,000,000.00

         FOR VALUE RECEIVED, CENTRAL PARKING CORPORATION, a Tennessee corporation (the "Borrower"), promises and agrees to pay to the order of SUNTRUST BANK, a Georgia state banking corporation (the "Lender"), at its offices in Nashville, Tennessee, or at such other place as may be designated in writing by the holder, in lawful money of the United States of America, the principal sum of up to TEN MILLION and no/100 Dollars ($10,000,000.00) (the "Revolving Commitment"), or so much thereof as may be advanced from time to time by the Lender, together with interest from the date hereof on the unpaid principal balance outstanding from time to time hereon computed at a variable rate of interest equal to LIBOR plus 87.5 basis points per annum. As used herein, LIBOR shall mean the rate per annum for deposits in U.S. dollars for a one month period appearing on that page of the Bloomberg's Report which displays British Banker's Association Interest Settlement Rates for deposits in U.S. dollars (or if page or service shall cease to be available, such other page on that service or such other service designated by the British Banker's Association for the display of such Association's Interest Settlement Rates for Dollar deposits) as of 11:00 a.m. (London, England time) on the first day of each month during the term of this Note; provided, that if such rate or service is not available to the Lender for any reason, LIBOR shall mean the rate of interest determined by the Lender to be the average (rounded upward, if necessary, to the nearest 1/100th of 1%) of the rates per annum at which deposits in U.S. dollars are offered to the Lender the first day of each month during the term of this Note by leading banks in the London interbank market as of 10:00 a.m. (Nashville, Tennessee time) for a one month period and in an amount comparable to the amount of the outstanding balance under this Note. LIBOR shall be set as of the date of this Note and then reset on the 1st business day of each month thereafter during the term of this Note. The interest rate hereunder shall be calculated based on a year of 360 days for the actual number of days elapsed.

         As long as no Event of Default (as defined below) (or any event that would constitute an Event of Default upon the giving of notice or passage of time or both) has occurred, Borrower may borrow, repay, reborrow and repay hereunder until the Maturity Date (as defined below); provided that at no time shall the principal amount outstanding hereunder exceed the face amount of the Note. If such excess occurs, Borrower shall immediately pay to Lender all principal outstanding hereunder in excess of the face amount of the Note, plus all interest and other charges accrued on such excess.

         As additional consideration for Lender's committing and reserving monies to fund the Revolving Commitment, Borrower shall pay to Lender on the 1st day of each month during the term of this Note until and including the Maturity Date, a fee equal to 25 basis points per annum of the average unused portion of the Revolving Commitment during the prior calendar month.

         This Note shall be payable as follows: (a) commencing on the 1st day of December, 2002 and on the first day of each consecutive month thereafter through and including February 1, 2003, the Borrower shall pay to the Lender an amount equal to all then accrued interest; and (b) this Note shall mature on February 28, 2003 (the "Maturity Date"), at which time the Borrower shall pay to the Lender an amount equal to all outstanding principal, plus all accrued interest and any outstanding fees or other amounts due hereunder; provided that in the event Borrower fails to deliver a resolution executed by each member of its Board of Directors (or approved by its Board of Directors in accordance with its bylaws at a regularly scheduled meeting) authorizing the execution of this Note by William J. Vareschi, Jr. on behalf of the Borrower prior to December
15, 2002, this Note shall mature on December 15, 2002, at which time the Borrower shall pay to the Lender an amount equal to all outstanding principal, plus all accrued interest and any outstanding fees or other amounts due hereunder.

         Borrower represents and warrants to Lender that this Note is a valid, binding and enforceable obligation of the Borrower, without any further corporate action of the Borrower required. The delivery of the resolution as described above is a memorialization of the valid approval by the Borrower of the execution of this Note.
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         Notwithstanding any provision to the contrary, it is the intent of the
Lender, the Borrower, and all parties liable on this Note, that neither the Lender nor any subsequent holder shall be entitled to receive, collect, reserve or apply, as interest, any amount in excess of the maximum lawful rate of interest permitted to be charged by applicable law or regulations, as amended or enacted from time to time. In the event the Note calls for an interest payment that exceeds the maximum lawful rate of interest then applicable, such interest shall not be received, collected, charged, or reserved until such time as that interest, together with all other interest then payable, falls within the then applicable maximum lawful rate of interest. In the event the Lender, or any subsequent holder, receives any such interest in excess of the then maximum lawful rate of interest, such amount which would be excessive interest shall be deemed a partial prepayment of principal and treated hereunder as such, or, if the principal indebtedness evidenced hereby is paid in full, any remaining excess funds shall immediately be paid to the Borrower. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the maximum lawful rate of interest, the Borrower and the Lender shall, to the maximum extent permitted under applicable law, (a) exclude voluntary prepayments and the effects thereof, and (b) amortize, prorate, allocate, and spread, in equal parts, the total amount of interest throughout the entire term of the indebtedness; provided that if the indebtedness is paid in full prior to the end of the full contemplated term hereof, and if the interest received for the actual period of existence hereof exceeds the maximum lawful rate of interest, the holder of the Note shall refund to the Borrower the amount of such excess or credit the amount of such excess against the principal portion of the indebtedness as of the date it was received, and, in such event, the Lender shall not be subject to any penalties provided by any laws for contracting for, charging, reserving, collecting or receiving interest in excess of the maximum lawful rate of interest.

         Any of the following events shall be considered an "Event of Default" hereunder:

         (a) Principal and Interest Payments. Borrower fails to pay any installment of principal or interest on this Note, or any other amount due hereunder or under any other agreement executed in connection herewith or related hereto, within 10 calendar days of the date such payment is due; or

         (b) Representations and Warranties. Any representation, warranty, statement (including financial statements) certification or data made or furnished by or on behalf of Borrower in connection with this Note is incorrect in any material respect as of the date which the facts therein set forth were stated or certified; or

         (c) Obligations. Borrower fails to perform any of the other promises or obligations contained in or required by this Note or in or any other document or agreement relating to or otherwise executed in connection herewith; or

         (d) Involuntary Bankruptcy or Receivership Proceedings. Any of the following events or conditions occurs with respect to Borrower: (i) a receiver, custodian, liquidator, or trustee of itself or of any of its real, personal, tangible, intangible or mixed property or assets of Borrower (the "Property") is appointed by the order or decree of any court or agency or supervisory authority having jurisdiction; or (ii) any Property is sequestered by court order; or
(iii) a petition is filed against it under any state or federal bankruptcy, reorganization, debt arrangement,


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insolvency, readjustment of debt, dissolution, liquidation or receivership law of any jurisdiction, whether now or hereafter in effect; or

         (e) Voluntary Petitions. Borrower files (or takes affirmative steps to prepare to file) a voluntary bankruptcy petition or other petition to seek relief under any provision of any bankruptcy, reorganization, debt arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction or consents to the filing of any such petition against it under any such law; or

         (f) Assignments for Benefit of Creditors, Etc. Borrower makes an assignment for the benefit of its creditors, or admits in writing its inability to pay its debts generally as they become due, or consents to the appointment of a receiver, trustee, or liquidator of itself or of all or any part of its Property; or

         (g) Cross Default. An event occurs or circumstances arise which would give rise to a default under that certain $400,000,000 Senior Credit Facility dated March 19, 1999 (as such has been or may be amended and/or restated from time to time, the "Credit Facility") among Central Parking Corporation, Central Parking Systems, Inc., Central Parking Systems Realty, Inc., Central Parking Systems of Massachusetts, Inc., CPC Finance of Tennessee, Inc., Kinney Systems of Sudbury St., Inc., and Allright Holdings, Inc., as borrowers, Bank of America, N.A., successor-in-interest to NationsBank, N.A., as administrative agent, and certain financial institutions from time to time party thereto as lenders, whether or not the administrative agent and/or lenders, as applicable, waive such default or choose to exercise the remedies available to them thereunder arising from such default; or

         Upon the occurrence of an Event of Default under Section (a), (b), (d),
(e), (f), or (g) above, the entire indebtedness evidenced hereby shall automatically be immediately due and payable, without notice; and upon the occurrence of any other Event of Default, subject to a thirty (30) day, at the option of Lender, the entire indebtedness evidenced hereby shall become due, payable and collectible then or thereafter, without notice, as Lender may elect, regardless of the Maturity Date.

         Principal and unpaid interest bear interest following an Event of Default at LIBOR plus 500 basis points per annum. In case of suit, or if this obligation is placed in an attorney's hands for collection, or to protect the security for its payment, the undersigned will pay all costs of collection and litigation, including a reasonable attorney's fee.

         The makers, endorsers, guarantors and all parties to this Note and all who may become liable for same, jointly and severally waive presentment for payment, protest, notice of protest, notice of nonpayment of this Note, demand and all legal diligence in enforcing collection, and hereby expressly agree that the lawful owner or holder of this Note may defer or postpone collection of the whole or any part thereof, either principal and/or interest, or may extend or renew the whole or any part thereof, either principal and/or interest, or may accept additional


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collateral or security for the payment of this Note, or may release the whole or any part of any collateral security and/or liens given to secure the payment of this Note, or may release from liability on account of this Note any one or more of the makers, endorsers, guarantors and/or other parties thereto, all without notice to them or any of them; and such deferment, postponement, renewal, extension, acceptance of additional collateral or security and/or release shall not in any way affect or change the obligation of any such maker, endorser, guarantor or other party to this Note, or of any who may become liable for the payment thereof.

         This Note has been executed and delivered in, and shall be governed by and construed according to the laws of the State of Tennessee except to the extent pre-empted by applicable laws of the United States of America. If any provision of this Note should for any reason be invalid or unenforceable, the remaining provisions hereof shall remain in full force and effect.

         TIME IS OF THE ESSENCE WITH REGARDS TO EACH AND EVERY PROVISION OF THIS NOTE.

         BORROWER AND LENDER HEREBY IRREVOCABLY CONSENT TO THE JURISDICTION OF THE COURTS LOCATED IN DAVIDSON COUNTY, TENNESSEE, INCLUDING WITHOUT LIMITATION FEDERAL COURTS SITTING IN THE MIDDLE DISTRICT OF TENNESSEE AND THE CHANCERY COURT FOR DAVIDSON COUNTY, TENNESSEE, FOR ANY SUIT BROUGHT OR ACTION COMMENCED IN CONNECTION WITH THIS NOTE.

         BORROWER AND LENDER HEREBY KNOWINGLY, WILLINGLY AND IRREVOCABLY WAIVE THEIR RIGHT TO DEMAND A JURY TRIAL IN ANY ACTION OR PROCEEDING INVOLVING THIS NOTE.

         This Note may not be changed or terminated without the prior written approval of the Borrower and the Lender. No waiver of any term or provision hereof shall be valid unless in writing signed by the holder.

         Executed this 1st day of November, 2002.



                                             BORROWER:


                                             CENTRAL PARKING CORPORATION



                                             By: /s/ WILLIAM J. VARESCHI, JR.
                                                 ----------------------------

                                             Title: CEO
                                                    -------------------------


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